Exhibit 99.1
The Genlyte Group Incorporated
10350 Ormsby Park Place, Suite 601
Louisville, KY 40223

News Release	For Immediate Release

Contact: William G. Ferko, CFO
(502) 420-9502

GENLYTE ANNOUNCES RECORD THIRD QUARTER SALES OF $410.4 MILLION AND EARNINGS OF $1.32 PER SHARE

Louisville, KY, November 6, 2006. The Genlyte Group Incorporated (NASDAQ: GLYT) today announced record third quarter earnings per share of $1.32 compared to 2005 earnings per share of $0.77. Net income was $38.0 million, up 73.6% from the third quarter of 2005.

Third quarter 2006 net sales of $410.4 million, a record for any quarter, were 26.0% higher than the $325.6 million reported for the same period last year. Recent acquisitions, including JJI Lighting, Strand Lighting, and Carsonite, accounted for approximately half of the sales increase.

Third quarter net income increased significantly over 2005 partially due to some notable items that were recognized during the third quarter of 2005 including: income tax expense of $3.2 million related to a foreign earnings repatriation of $60.0 million, a currency translation loss during 2005 of $2.4 million, and selling and administrative expenses of $460 thousand related to the new San Marcos plant and San Leandro plant relocation. Third quarter 2006 net income of $38.0 million was up 41.0% compared to adjusted 2005 net income of $26.9 million when excluding the items mentioned above, which had an impact of $0.18 per share.

In addition to the operating expenses of $460 thousand that were incurred in the third quarter of 2005 related to the San Marcos employee relocation, plant consolidation, and severance pay, the company also experienced $1.3 million in start-up inefficiencies.

Year-to-date earnings per share of $4.26 and net income of $122.5 million were up 96.3% and 99.4%, respectively, from 2005. Sales during the nine-month period increased 17.2% from $943.2 million to $1.1 billion.

Year-to-date income before income taxes includes a $7.2 million foreign currency exchange gain related to the return of capital from Canada, which was used for acquisitions. The $7.2 million gain was previously recognized through the currency translation adjustment (CTA) section of accumulated other comprehensive income, which is part of stockholder’s equity. The second quarter distribution to the U.S. triggered a permanent recognition of the related CTA gain into pre-tax income. Year-to-date net income and earnings per share results were significantly impacted by the foreign currency exchange gain mentioned above, as well as the $24.7 million tax provision benefit related to the January 2006 change in corporate tax structure of Genlyte Thomas Group from a partnership status to a corporate status.

Chairman, President and CEO Larry Powers said, “Once again, we are pleased to report that sales and net income for the third quarter were the highest for any third quarter in the company’s history. Our focus on higher margin product lines and some achievement of a price increase helped us achieve higher sales and gross profit margins for the third quarter. However, we are concerned that although we increased prices during June, our costs for raw materials, freight, energy, and employee benefits continue to increase.

“The recovery in the commercial markets is continuing and commercial construction forecasts remain generally optimistic. Office vacancy rates and hospitality occupancy rates are improving; however, the overall cost of building materials seems to be dampening some of the momentum. Residential construction markets are significantly weaker than last year. Retail construction for 2006 is nearing completion, and plans for 2007 are being developed. Once again, we have concern about the energy cost impact on disposable income and consumer confidence for the forthcoming holiday season. We continue to see strength in sales for institutional and healthcare construction business.

“We are encouraged by the success of our new product and pricing strategies which help protect our margins. New product development and our control over the order and quotation process support the success of our price increases. Our new San Marcos, Texas facility is now fully operational with significant sales and earnings improvements compared to last year when we recorded relocation expenses and experienced start-up inefficiencies.”

Vice President and Chief Financial Officer Bill Ferko stated, “During the quarter cash flow from operations of $46.8 million less plant and equipment investments of $6.5 million provided $40.3 million compared to the same quarter last year when cash flow from operations of $51.5 million less plant and equipment investments of $11.2 million generated $40.3 million.

“Working capital (current assets minus current liabilities) decreased during the third quarter by $24.9 million to $158.2 million. The combination of accounts receivable and inventory less accounts payable is 18.4% of annualized sales compared to 19.6% of annualized sales at September of last year.

“We closed the third quarter of 2006 with a cash and short-term investment balance of $36.5 million and total debt of $191.0 million, or a net-debt position of $154.5 million compared to a net-debt balance of $130.5 million last September.

"During the third quarter, the company acquired Strand Lighting and Carsonite for a combined consideration of $14.4 million. Year-to-date acquisition investments totaling $131.8 million (net of cash received) include the May 2006 acquisition of JJI.

“Net interest expense of $2.7 million during the quarter is higher than the third quarter of last year due to funding for the three acquisitions this year and a general increase in interest rate levels.”

To supplement the consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), the company has presented a table of adjusted operating results, which includes non-GAAP financial information. This non-GAAP financial information is provided to enhance the user’s overall understanding of the company’s current financial performance and prospects for the future. Specifically, management believes the non-GAAP financial information provides useful information to investors by excluding or adjusting certain items of operating results that were unusual and not indicative of the company’s core operating results. This non-GAAP financial information should be considered in addition to, and not as a substitute for, or superior to, results prepared in accordance with GAAP. The non-GAAP financial information included in this news release has been reconciled to the nearest GAAP measure.

Live audio of Genlyte’s conference call with securities analysts, scheduled for 11 a.m. EST on November 6, can be accessed from the investor relations section of Genlyte’s website (http://www.genlyte.com) or from http://www.visualwebcaster.com/event.asp?id=36283. An audio replay of the call will be available for 90 days.

The Genlyte Group Incorporated (Nasdaq: GLYT) is a leading manufacturer of lighting fixtures, controls, and related products for the commercial, industrial and residential markets. Genlyte sells lighting and lighting accessory products under the major brand names of Alkco, Allscape, Ardee, Canlyte, Capri/Omega, Carsonite, Chloride Systems, Crescent, D’ac, Day-Brite, Gardco, Guth, Hadco, High-Lites, Hoffmeister, Lam, Ledalite, Lightolier, Lightolier Controls, Lumec, Morlite, Nessen, Quality, Shakespeare Composite Structures, Specialty, Stonco, Strand, Thomas, Vari-Lite, Vista, and Wide-Lite.

Certain statements in this news release, including without limitation expectations as to future sales and operating results, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Words such as “expects,” “anticipates,” “believes,” “plans,” “intends,” “estimates,” “projects,” “forecasts,” and similar expressions are intended to identify such forward-looking statements. The statements involve known and unknown risks, uncertainties, and other factors which may cause the company’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the following: the highly competitive nature of the lighting business; the overall strength or weakness of the economy, construction activity, and the commercial, residential, and industrial lighting markets; the ability to maintain or increase prices; customer acceptance of new product offerings; ability to sell to targeted markets; the performance of our specialty and niche businesses; availability and cost of input materials; work interruption by union employees; increases in energy and freight costs; workers’ compensation, casualty and group health insurance costs; increases in interest costs arising from an increase in rates; the operating results of recent acquisitions; future acquisitions; foreign currency exchange rates; changes in tax rates or laws, and changes in accounting standards. We will not undertake and specifically decline any obligation to update or correct any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

For additional information about Genlyte please refer to the Company’s web site at: http://www.genlyte.com.

The table below presents a comparison of condensed consolidated statements of income (unaudited and preliminary) for the three months and nine months ended September 30, 2006 and October 1, 2005, as well as adjusted net income and the impact of the adjustments on earnings per share for the one-time foreign currency exchange gain and the tax provision benefit.

	For the three months ended

	September 30, 2006	October 1, 2005	% Change

Net Sales	$410,381	$325,622	26.0%

Operating Profit	$61,715	$40,930	50.8%

Net Income	$37,980	$21,873	73.6%

E.P.S. (1)	$1.32	$0.77	71.4%

Average Shares Outstanding (1)	28,878	28,493	1.4%

	For the nine months ended

	September 30, 2006	October 1, 2005	% Change

Net Sales	$1,105,649	$943,221	17.2%

Operating Profit	$156,545	$110,624	41.5%

Net Income	$122,484	$61,417	99.4%

E.P.S. (1)	$4.26	$2.17	96.3%

Average Shares Outstanding (1)	28,761	28,332	1.5%

Foreign Currency Exchange Gain (after tax) (2)	$(4,447)	$-	100.0%

Tax Provision Benefit (2)	$(24,715)	$-	100.0%

Adjusted Net Income	$93,322	$61,417	52.0%

Impact of adjustments on E.P.S.	$1.01	$-	100.0%

(1) Fully diluted, and adjusted for the May 23, 2005 two-for-one stock split.
(2) The adjustments above are provided to present 2006 results on a more comparable basis with 2005.

The foregoing unaudited figures have been approved by the management of The Genlyte Group Incorporated for official release on the date indicated.

THE GENLYTE GROUP INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2006 AND OCTOBER 1, 2005
(Amounts in thousands, except earnings per share data)
(Unaudited and Preliminary)

	Three Months Ended		Nine Months Ended
	2006	2005	2006	2005
Net sales	$410,381	$325,622	$1,105,649	$943,221
Cost of sales	244,419	204,980	669,472	595,401
Gross profit	165,962	120,642	436,177	347,820
Selling and administrative expenses	102,355	79,112	275,962	235,394
Amortization of intangible assets	1,892	600	3,670	1,802
Operating profit	61,715	40,930	156,545	110,624
Interest expense, net	2,746	1,609	5,554	6,372
Foreign currency exchange gain on investment	-	-	(7,184)	-
Minority interest	-	(9)	-	(8)
Income before income taxes	58,969	39,330	158,175	104,260
Income tax provision	20,989	17,457	35,691	42,843
Net income	$37,980	$21,873	$122,484	$61,417

Earnings per share:
Basic	$1.35	$0.79	$4.36	$2.22
Diluted	$1.32	$0.77	$4.26	$2.17

Weighted average number of shares outstanding:
Basic	28,190	27,859	28,090	27,717
Diluted	28,878	28,493	28,761	28,332

THE GENLYTE GROUP INCORPORATED
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2006 AND DECEMBER 31, 2005
(Amounts in thousands)
(Unaudited and Preliminary)

	September 30,	December 31,
	2006	2005
Assets:
Current Assets:
Cash and cash equivalents	$36,501	$78,042
Short-term investments	-	17,667
Accounts receivable, less allowances for doubtful accounts of
$7,542 and $6,017 as of September 30, 2006 and December 31, 2005	245,792	186,691
Inventories	195,106	152,573
Deferred income taxes and other current assets	41,653	13,459
Total current assets	519,052	448,432
Property, plant and equipment, at cost	478,996	446,236
Less: accumulated depreciation and amortization	301,013	280,159
Net property, plant and equipment	177,983	166,077
Goodwill	342,843	257,233
Other intangible assets, net of accumulated amortization	145,487	112,639
Other assets	6,404	5,525
Total Assets	$1,191,769	$989,906

Liabilities & Stockholders' Equity:
Current Liabilities:
Short-term debt	$102,252	$80,140
Current maturities of long-term debt	296	156
Accounts payable	139,402	115,678
Accrued expenses	118,904	101,192
Total current liabilities	360,854	297,166
Long-term debt	88,478	86,076
Deferred income taxes	37,301	35,016
Accrued pension and other long-term liabilities	30,256	26,036
Total liabilities	516,889	444,294
Stockholders' Equity:
Common stock	282	280
Additional paid-in capital	73,545	64,207
Retained earnings	580,001	457,517
Accumulated other comprehensive income	21,052	23,608
Total stockholders' equity	674,880	545,612
Total Liabilities & Stockholders' Equity	$1,191,769	$989,906

THE GENLYTE GROUP INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND OCTOBER 1, 2005
(Amounts in thousands)
(Unaudited and Preliminary)

	2006	2005
Cash Flows From Operating Activities:
Net income	$122,484	$61,417
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	24,810	22,686
Net loss from disposals of property, plant and equipment	184	131
Provision for deferred income taxes	(21,385)	-
Foreign currency exchange gain on investment	(7,184)	-
Minority interest	(1,060)	(8)
Stock-based compensation expense	644	-
Changes in assets and liabilities, net of acquisitions:
(Increase) decrease in:
Accounts receivable	(37,237)	(25,819)
Inventories	(9,985)	(5,508)
Deferred income taxes and other current assets	(6,025)	136
Intangible and other assets	13,198	(655)
Increase (decrease) in:
Accounts payable	(1,511)	(4,431)
Accrued expenses	(3,476)	2,793
Deferred income taxes, long-term	(12,660)	10,534
Accrued pension and other long-term liabilities	(6,724)	(2,022)
All other, net	(318)	4,005
Net cash provided by operating activities	53,755	63,259
Cash Flows From Investing Activities:
Acquisitions of businesses, net of cash received	(131,815)	-
Purchases of property, plant and equipment	(17,708)	(32,398)
Proceeds from sales of property, plant and equipment	115	3
Purchases of short-term investments	-	(831)
Proceeds from sales of short-term investments	17,860	18,322
Net cash used in investing activities	(131,548)	(14,904)
Cash Flows From Financing Activities:
Proceeds from short-term debt	25,265	14,516
Repayments of short-term debt	(6,109)	(22,698)
Proceeds from long-term debt	140,726	29,530
Repayments of long-term debt	(138,707)	(89,477)
Net increase (decrease) in disbursements outstanding	4,720	(291)
Exercise of stock options	4,549	5,248
Excess tax benefit from exercise of stock options	4,147	-
Net cash provided by (used in) financing activities	34,591	(63,172)
Effect of exchange rate changes on cash and cash equivalents	1,661	2,849
Net decrease in cash and cash equivalents	(41,541)	(11,968)
Cash and cash equivalents at beginning of period	78,042	56,233
Cash and cash equivalents at end of period	$36,501	$44,265

THE GENLYTE GROUP INCORPORATED
SELECTED SEGMENT DATA
FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2006 AND OCTOBER 1, 2005
(Amounts in thousands)
(Unaudited and Preliminary)

	Three Months Ended		Nine Months Ended
	2006	2005	2006	2005
Net sales:
Commercial segment	$308,355	$242,509	$819,759	$698,506
Residential segment	47,169	43,257	140,111	130,269
Industrial & other segment	54,857	39,856	145,779	114,446

Total net sales	$410,381	$325,622	$1,105,649	$943,221

Operating profit:
Commercial segment	$44,507	$28,272	$111,895	$77,408
Residential segment	9,357	7,876	26,085	21,148
Industrial & other segment	7,851	4,782	18,565	12,068

Total operating profit	$61,715	$40,930	$156,545	$110,624